UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 6, 2021
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.
New Relic, Inc. (the “Company”) preliminarily expects that the Company’s total revenue, annual recurring revenue, non-GAAP loss from operations and non-GAAP net loss attributable to New Relic per diluted share for its fourth quarter ended March 31, 2021, as set forth in its earnings press release for the third fiscal quarter of 2021 issued and filed on Form 8-K on February 4, 2021, will be slightly above the Company’s previously issued guidance.
These indications of preliminary expectations are based on information available to the Company as of the date of this Current Report on Form 8-K and are subject to the completion of the Company’s year-end financial closing procedures and audit by the Company’s independent registered public accounting firm.
The information in this Item 2.02 is furnished pursuant to Item 2.02 but shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 2.05     Costs Associated with Exit or Disposal Activities.
On April 6, 2021, the Company committed to a restructuring plan to realign its cost structure to better reflect significant product and business model innovation over the past 12 months. The Company expects that go-to-market operations in its new consumption-based business model will be more efficient, thus requiring less investment, than in its former more traditional subscription model. In an effort to eliminate historical barriers to product adoption, the Company is making adjustments to increase its emphasis on overall product experience and reorient its sales organization around customer success. In furtherance of this strategy shift, the Company intends to reallocate some spending to increase its investment on research and development. The Company believes these initiatives will better align resources to provide further operating flexibility and position the business for its long-term success.

In connection with the restructuring plan, the Company will be reducing its workforce by nearly 120 employees in the US, and up to 40 internationally. The Company expects to incur aggregate charges of approximately $13 to $16 million for employee terminations and other costs associated with the restructuring plan. The Company expects that most of these charges will be cash expenditures and that it will recognize the majority of these restructuring costs in the first quarter of fiscal 2022.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include expectations regarding total revenue, annual recurring revenue, non-GAAP loss from operations and non-GAAP net loss attributable to New Relic per diluted share for the fourth quarter ended March 31, 2021, increased go-to-market efficiency in a consumption-based business model, anticipated adjustments in the Company’s sales organization and emphasis on product experience, intention to reallocate spending to research and development, the overall design of the restructuring and expected benefits therefrom, the headcount impacted by the restructuring, the aggregate charges for employee terminations and other costs associated with the restructuring, the related cash expenditures, and the timing to recognize these charges. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, the timing and execution of the restructuring. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in our most recently submitted Quarterly Report on Form 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: April 6, 2021	By:	/s/ Mark Sachleben
Mark Sachleben Chief Financial Officer